Exhibit 10.19

INTRA-CELLULAR THERAPIES, INC.

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of August 29, 2013, by and among (i) Intra-Cellular Therapies, Inc., a Delaware corporation (the “Company”), (ii) each person listed on Schedule A attached hereto (together with any transferees who become parties hereto as “Investors” pursuant to Section 8(f), each individually, an “Investor” and collectively, the “Investors”), (iii) each officer or director of the Company or holder of Outstanding Capital Stock (as defined below) who becomes a party hereto as an “Existing Stockholder” by signing Exhibit A attached hereto, as listed on Schedule B (together with any transferees who become parties hereto as “Existing Stockholders” pursuant to Section 8(f), each individually, an “Existing Stockholder” and collectively, the “Existing Stockholders”), and (iv) Oneida Resources Corp., a Delaware corporation (“ORC”), but only for purposes of assuming all of the Company’s rights, duties and obligations hereunder pursuant to Section 8. The Investors and Existing Stockholders are referred to herein, collectively, as the “Stockholders”. In the event that a Person is both an Investor and an Existing Stockholder, then, to the extent that the provisions of this Agreement apply differently to Investors than Existing Stockholders, such provisions shall apply to such Person as an Investor with respect to the shares of Common Stock acquired pursuant to the Purchase Agreement (as defined herein) and as an Existing Stockholder with respect to the shares of Common Stock that were Outstanding Capital Stock. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in Section 8(q) herein.

BACKGROUND

The Company has agreed to issue and sell to the Investors, and the Investors have agreed to purchase from the Company, up to an aggregate of 18,889,310 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), upon the terms and conditions set forth in that certain Common Stock Purchase Agreement, dated of even date herewith, by and among the Company and the Investors (the “Purchase Agreement”). As a condition to the closing of the transactions contemplated by the Purchase Agreement (the “Closing”), the officers, directors and existing stockholders of the Company are required to become counterparties to this Agreement as Existing Stockholders and Stockholders.

AGREEMENT

1. Shelf Registration. So long as any Registrable Shares are outstanding, the Company shall take the following actions:

(a) The Company shall, as soon as practicable but in any event by the Filing Deadline, file with the Securities and Exchange Commission (the “Commission”), and thereafter use its reasonable best efforts to cause to be declared effective as soon as practicable, an initial registration statement (the “Shelf Registration Statement”) on an appropriate form under the Securities Act relating to the offer and sale of the Registrable Shares by the Holders thereof from time to time in accordance with the methods of distribution set forth in the Shelf Registration Statement and Rule 415 under the

Securities Act (hereinafter, the “Shelf Registration”). Such Shelf Registration Statement shall include the plan of distribution attached hereto as Exhibit B, as may be modified in response to any comments received from the Commission.

Notwithstanding the foregoing, if the Commission prevents the Company from including any or all of the Registrable Shares on the initial Shelf Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Registrable Shares by the Holders (a “Rule 415 Limitation”), the initial Shelf Registration Statement shall register the resale of a number of shares of Common Stock which is equal to the maximum number of shares as is permitted by the Commission, and, subject to the provisions of this Section 1(a), the Company shall continue to its use reasonable best efforts to register all remaining Registrable Shares as set forth in this Section 1. In such event, the Registrable Shares to be registered in the initial Shelf Registration Statement that were originally issued pursuant to the Purchase Agreement shall be included prior to any other Registrable Shares, provided, however, that at least 25% of the Registrable Shares to be registered in the initial Shelf Registration Statement shall be shares of Common Stock that were Outstanding Capital Stock, and, in accordance with the foregoing, the number of shares to be included that were Outstanding Capital Stock shall be reduced pro rata among the Registrable Shares that were Outstanding Capital Stock and the number of shares to be included that were originally issued pursuant to the Purchase Agreement shall be reduced pro rata among the Registrable Shares that were originally issued pursuant to the Purchase Agreement. The Company shall continue to use its reasonable best efforts to register all remaining Registrable Shares as promptly as practicable in accordance with the applicable rules, regulations and guidance of the Commission, but in no event will the Company be required to file a subsequent Shelf Registration Statement with respect to the registration of the resale of Registrable Shares held by the Holders earlier than 180 calendar days following the effective date of the initial Shelf Registration Statement. Notwithstanding anything herein to the contrary, if the Commission, by written comment, limits the Company’s ability to file, or prohibits or delays the filing of, a Shelf Registration Statement with respect to any or all the Registrable Shares which were not included in the initial Shelf Registration Statement (a “Subsequent Shelf Limitation”), the Company’s compliance with such limitation, prohibition or delay solely to the extent of such limitation, prohibition or delay shall not be a breach or default by the Company under this Agreement and shall not be deemed a failure by the Company to use “reasonable efforts,” “reasonable best efforts” or “best efforts” as set forth above or elsewhere in this Agreement and shall not require the payment of any liquidated damages by the Company under this Agreement (including pursuant to Section 1(d)). Unless otherwise specifically stated herein, the term “Shelf Registration Statement” shall refer individually to the initial Shelf Registration Statement and to each subsequent Shelf Registration Statement, if any.

(b) The Company shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective, in order to permit the prospectus included therein to be lawfully delivered by the Holders of the Registrable Shares included therein, until the earlier of (i) the date on which all Registrable Shares cease to be Registrable Shares and (ii) the later of the third anniversary of the date (A) the Shelf Registration Statement is declared effective and (B) all Registrable Shares have been registered in the

Shelf Registration Statement (such period being called the “Shelf Registration Period”). The Company shall be deemed not to have used its reasonable best efforts to keep the Shelf Registration Statement effective during the Shelf Registration Period if it voluntarily takes, or fails to take, any action that would directly result in Holders of Registrable Shares covered thereby not being able to offer and sell such Registrable Shares during such period, unless such action is required by applicable law or except as provided in Section 3(h).

(c) Notwithstanding any other provisions of this Agreement to the contrary, the Company shall cause (i) the Shelf Registration Statement (as of the effective date of the Shelf Registration Statement), any amendment thereof (as of the effective date thereof) or supplement thereto (as of its date), (A) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (ii) any related prospectus, preliminary prospectus or Free Writing Prospectus and any amendment thereof or supplement thereto, as of its date, (A) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, the Company shall have no such obligations or liabilities with respect to any written information pertaining to any Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein.

(d) If (i) the initial Shelf Registration Statement is not filed by the Filing Deadline, (ii) the initial Shelf Registration Statement is not declared effective by the Effectiveness Deadline, or (iii) the Company suspends (other than as permitted pursuant to Section 3(h)(iv) or as required to satisfy a request under Section 3(a)) or terminates the Shelf Registration Statement prior to the expiration of the Shelf Registration Period, and such suspension or termination, alone exceeds 30 consecutive days, or when taken together with all other suspensions during the preceding 12-month period, if any, exceeds 60 days in the aggregate (the “Permissible Deferral Period”), then in each such case the Company will make pro rata payments to each Investor that continues to hold Registrable Shares, as liquidated damages and not as a penalty, in an amount equal to 1.0% of the aggregate purchase price paid by such Investor to acquire the Registrable Shares issued pursuant to the Purchase Agreement then held by such Investor for each 30-calendar day period (or pro rata portion thereof) following (A) the Filing Deadline through and until the Company shall have filed the initial Shelf Registration Statement with the Commission, (B) the Effectiveness Deadline through and until the initial Shelf Registration Statement is declared effective, or (C) any Permissible Deferral Period during which the Shelf Registration Statement is unavailable (for the purposes of this paragraph, each such period shall be referred to as a “Blackout Period” for the Shelf Registration Statement); provided, however, that in no event shall the aggregate liquidated damages payable by the Company to any Investor exceed 5% of the aggregate purchase price paid by such Investor for all Common Stock acquired by such Investor pursuant to the Purchase Agreement (for the avoidance of doubt, if an Investor holds Registrable Shares initially issued pursuant to the Purchase Agreement and also holds Registrable Shares that were Outstanding Capital Stock, then only the Registrable Shares issued pursuant to the Purchase Agreement and not any Registrable Shares that were Outstanding Capital Stock shall be subject to the damages set forth in this Section 1(d)). The amounts payable as liquidated damages pursuant to this paragraph shall be paid in lawful money of the United States within three (3) Business Days of the last day of each 30-calendar day period following the commencement of a Blackout Period until the termination of such Blackout Period.

2. Additional Registration Rights. Until the expiration of the Shelf Registration Period, the Holders shall have additional rights with respect to any Registrable Shares, as follows:

(a) Form S-3 Demand Registration.

(i) If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from Holders of at least twelve percent (12%) of the Registrable Shares then outstanding that the Company file a Form S-3 registration statement with respect to outstanding Registrable Shares of such Holders having an anticipated aggregate offering price, net of selling expenses, of at least $7.5 million (the “Initiating Holders”), then the Company shall (i) within ten (10) days after the date such request is given, give a notice (a “Demand Notice”) to all Holders of Registrable Shares other than the Initiating Holders; and (ii) as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the Initiating Holders, file a Form S-3 registration statement under the Securities Act covering all Registrable Shares requested to be included in such registration by such Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations set forth in Sections 2(a)(ii) and (iii) and Section 2(c).

(ii) Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to Section 2(a)(i) a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s board of directors it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (A) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company, (B) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential, or (C) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than sixty (60) days; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period.

(iii) The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2(a)(i): (A) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration other than an Excluded Registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (B) if the Company has effected two registrations pursuant to Section 2(a)(i) within the twelve (12) month period immediately preceding the date of such request. A registration shall not be counted as “effected” for purposes of this Section 2(a)(iii) until such time as the applicable registration statement has been declared effective by the Commission, unless the Initiating Holders withdraw their request for such registration, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Section 2(a)(iii); provided that if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information, then such withdrawn registration statement shall not be deemed “effected” for purposes hereof.

(b) Piggyback Registration Rights. If the Company proposes to register any of its Common Stock in a firm commitment underwritten offering, the Company shall, at such time, promptly give each Holder notice of such registration. Upon the request of each Holder given within fifteen (15) days after such notice is given by the Company, the Company shall, subject to the provisions of Section 2(c), cause to be registered all of the Registrable Shares that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2(b) before the effective date of such registration, whether or not any Holder has elected to include Registrable Shares in such registration.

(c) Underwriting Requirements. The Company shall not be required to include any of the Holders’ Registrable Shares in an underwritten offering under Section 2(a) or 2(b) hereof unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Shares, requested by Holders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Shares, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Shares requested to be registered can be included in such offering, then the Registrable Shares that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) the number of Registrable Shares owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders. Notwithstanding the foregoing, in no event shall the number of Registrable Shares included in the offering that are held by Investors be reduced unless all other securities (other than securities to be sold by the Company) are subject to a comparable pro rata cutback. For purposes of the provision in this Section 2(c) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Shares owned by all Persons included in such “selling Holder,” as defined in this sentence. Notwithstanding the foregoing, for one year after the date hereof, in the event of an underwritten public offering pursuant to which Holders of Registrable Shares request participation pursuant to Section 2(b) hereof, the Registrable Shares to be registered pursuant to such piggy-back rights that were originally issued pursuant to the Purchase Agreement shall be included prior to any other Registrable Shares, provided, however, that at least 25% of the Registrable Shares to be registered pursuant to such piggy-back rights (or such lesser number of Registrable Shares requested by the Holders of Common Stock that were Outstanding Capital Stock) shall be shares of Common Stock that were Outstanding Capital Stock, and, in accordance with the foregoing, the number of shares to be included that were Outstanding Capital Stock shall be reduced pro rata among the Registrable Shares that were Outstanding Capital Stock and the number of shares to be included that were originally issued pursuant to the Purchase Agreement shall be reduced pro rata among the Registrable Shares that were originally issued pursuant to the Purchase Agreement.

(d) Incorporation of Other Rights and Obligations under this Agreement. The rights and obligations of the Company and the Holders pursuant to Sections 3 through 8 of this Agreement shall apply with respect to this Section 2 as if the registration statement filed by the Company pursuant to this Section 2 was a Shelf Registration Statement.

3. Registration Procedures. In connection with the Shelf Registration contemplated by Section 1 hereof, the following provisions shall apply:

(a) At the time the Commission declares the Shelf Registration Statement effective, each Holder shall be named as a selling stock holder in the Shelf Registration Statement and the related prospectus in such a manner as to permit such Holder to deliver such prospectus to purchasers of Registrable Shares included in the Shelf Registration Statement in accordance with applicable law, subject to the terms and conditions hereof; provided, however, that the Company agrees to name as a selling stockholder in the Shelf Registration Statement only each Holder from which the Company has received a Notice and Questionnaire in the form attached hereto as Exhibit C (a “Notice and Questionnaire”), on or prior to the third (3rd) Business Day before the effective date of the Shelf Registration Statement. From and after the date the Shelf Registration Statement is declared effective, any Holder not named as a selling stockholder in the Shelf Registration Statement at the time of effectiveness and who completes a Notice and Questionnaire may request that the Company amend or supplement the Shelf Registration

Statement to include such Holder as a selling stockholder, and the Company shall, as promptly as practicable and in any event upon the later of (x) five (5) Business Days after such date or (y) five (5) Business Days after the expiration of any Deferral Period (as defined in Section 3(h)) that is either in effect or put into effect within five (5) Business Days of such date:

(i) if required by applicable law, prepare and file with the Commission a post-effective amendment to the Shelf Registration Statement or prepare and, if required by applicable law, file a supplement to the related prospectus or a supplement or amendment to any document incorporated therein by reference or file with the Commission any other required document so that the Holder is named as a selling stockholder in the Shelf Registration Statement and the related prospectus in such a manner as to permit such Holder to deliver such prospectus to purchasers of such Holder’s Registrable Shares included in the Shelf Registration Statement in accordance with applicable law and, if the Company shall file a post-effective amendment to the Shelf Registration Statement, use its reasonable best efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as is practicable;

(ii) provide such Holder copies of any documents filed pursuant to Section 3(a)(i); and

(iii) notify such Holder as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 3(a)(i);

provided, that if the request by such Holder is delivered during a Deferral Period, the Company shall so inform the Holder making such request and shall take the actions set forth in clauses (i), (ii) and (iii) above upon expiration of the Deferral Period in accordance with this Section 3(a) and Section 3(h) of this Agreement.

(b) The Company shall notify the Holders of the Registrable Shares included within the coverage of the Shelf Registration Statement (which notice may, at the discretion of the Company (or as required pursuant to Section 3(h)), state that it constitutes a Deferral Notice, in which event the provisions of Section 3(h) shall apply):

(i) when the Shelf Registration Statement or any amendment thereto has been filed with the Commission and when the Shelf Registration Statement or any post-effective amendment thereto has become effective;

(ii) of any request by the Commission for amendments or supplements to the Shelf Registration Statement or the prospectus included therein or for additional information;

(iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose and of any other action, event or failure to act that would cause the Shelf Registration Statement not to remain effective;

(iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any Registrable Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose; and

(v) of the occurrence of any Material Event (as defined in Section 3(h)).

Any notice delivered in connection with any of the events described in Sections 3(b)(i) through (iv) shall include copies of any written correspondence or other documents received by the Company from the Commission or any other regulatory body (including any exchange upon which the Registrable Shares are then traded) relating thereto.

(c) The Company shall use its reasonable best efforts to obtain the withdrawal at the earliest possible time of any stop order suspending the effectiveness of the Shelf Registration Statement and the elimination of any other impediment to the continued effectiveness of the Shelf Registration Statement.

(d) The Company shall promptly furnish to each Holder of Registrable Shares included within the coverage of the Shelf Registration Statement, without charge, if the Holder so requests in writing, conformed copies of the Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules and all exhibits thereto (including those, if any, incorporated by reference).

(e) The Company shall promptly deliver to each Holder of Registrable Shares included within the coverage of the Shelf Registration Statement, without charge, ten (10) copies of the prospectus (including each preliminary prospectus) included in the Shelf Registration Statement and any amendment thereof or supplement thereto and any Free Writing Prospectus used in connection therewith as such Holder may reasonably request. The Company consents, subject to the provisions of this Agreement and except during such periods that a Deferral Notice is outstanding and has not been revoked, to the use of the prospectus and each amendment or supplement thereto used in connection therewith by each of the selling Holders in connection with the offering and sale of the Registrable Shares covered by the prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

(f) The Company shall use reasonable efforts to register or qualify, or cooperate with the Holders of the Registrable Shares included in the Shelf Registration Statement and their respective counsel in connection with the registration or qualification of, the resale of the Registrable Shares under the securities or “blue sky” laws of such states of the United States as any Holder requests in writing and to do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Registrable Shares covered by the Shelf Registration Statement; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action that would subject it to general service of process or to taxation in any jurisdiction to which it is not then so subject.

(g) The Company shall, at its sole expense, upon notice from any Holder of Registrable Shares timely prepare and deliver certificates representing the Registrable Shares to be delivered to a transferee pursuant to the Shelf Registration Statement, which certificates shall be free of any restrictive legends and in such denominations and registered in such names as the Holders may request.

(h) Upon (i) the issuance by the Commission of a stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of proceedings with respect to the Shelf Registration Statement under Section 7(d) or 7(e) of the Securities Act, (ii) the occurrence of any event or the existence of any fact (a “Material Event”) as a result of which (x) the Shelf Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (y) any prospectus included in the Shelf Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) the occurrence or existence of any pending corporate development that, in the reasonable judgment of the Company, makes it necessary to suspend the availability of the Shelf Registration Statement and the related prospectus for a period of time, or (iv) the Company’s having filed a document pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that, in the reasonable judgment of the Company, must be included in the Shelf Registration Statement pursuant to a post-effective amendment to the Shelf Registration Statement or supplement to the related prospectus (any such document, an “Exchange Act Report”):

(A) in the case of clause (ii) above, subject to clause (C) below, as promptly as practicable, the Company shall prepare and file, if necessary pursuant to applicable law, a post-effective amendment to the Shelf Registration Statement or a supplement to the related prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into the Shelf Registration Statement and related prospectus so that (1) the Shelf Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (2) such prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, as thereafter delivered to the purchasers of the Registrable Shares being sold thereunder, and, in the case of a post-effective amendment to the Shelf Registration Statement, subject to the next sentence, use reasonable best efforts to cause it to be declared effective as promptly as is practicable;

(B) in the case of clause (iv) above, subject to clause (C) below, as promptly as practicable, but in no event more than five (5) Business Days, following the Company’s filing of an Exchange Act Report, the Company shall prepare and file, if necessary, pursuant to applicable law, a post-effective amendment to the Shelf Registration Statement or a supplement to the related prospectus incorporating by reference the Exchange Act Report into the Shelf Registration Statement or including within such post-effective amendment or supplement the information contained in the related Exchange Act Report; and

(C) the Company shall give notice to the Holders with respect to the Shelf Registration Statement, that the availability of the Shelf Registration Statement is suspended (a “Deferral Notice”) and, upon receipt of any Deferral Notice, each Holder agrees not to sell any Registrable Shares pursuant to the Shelf Registration Statement until such Holder’s receipt of copies of the supplemented or amended prospectus provided for in clause (A) or (B) above, or until it is advised in writing by the Company that the prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such prospectus.

The Company will use its reasonable best efforts to ensure that the use of the prospectus with respect to the Shelf Registration Statement may be resumed (w) in the case of clause (i) above, as promptly as is practicable, (x) in the case of clause (ii) above, as soon as, in the reasonable judgment of the Company, public disclosure of such Material Event would not be prejudicial to or contrary to the material interests of the Company, (y) in the case of clause (iii) above, as soon as, in the reasonable judgment of the Company, such suspension is no longer necessary; provided, that in no event shall (A) any suspension arising from events described in clauses (ii) and (iii) above exceed 30 days, (B) the aggregate duration of all suspensions arising from events described in clauses (ii) and (iii) above exceed 60 days in any 12-month period, or (C) a suspension arising from an event described in clause (ii) or clause (iii) above be invoked more than twice in any 12-month period, and (z) in the case of clause (iv) above, as soon as practicable following the filing of the Exchange Act Report, but in no event sooner than the Commission has declared the post-effective amendment, if applicable, effective. Any such period during which the availability of the Shelf Registration Statement and any related prospectus is suspended is referred to as the “Deferral Period.”

(i) The Company will comply with all rules and regulations of the Commission to the extent and so long as they are applicable to the Shelf Registration and will make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement (which need not be audited) satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder, no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the Shelf Registration Statement, which statement shall cover such 12-month period.

(j) If requested in writing in connection with a disposition of Registrable Shares pursuant to the Shelf Registration Statement, the Company shall make reasonably available for inspection during normal business hours by a representative for the Holders of a majority of the number of such Registrable Shares or any individual institutional investor that so requests, any broker-dealers, attorneys and accountants retained by such holders, and any attorneys or other agents retained by a broker-dealer engaged by such

Holders, all relevant financial and other records and pertinent corporate documents and properties of the Company and its subsidiaries, and cause the appropriate officers, directors and employees of the Company and its subsidiaries to make reasonably available for inspection during normal business hours on reasonable notice all relevant information reasonably requested by such representative for the Holders or any individual institutional investor, or any such broker-dealers, attorneys or accountants in connection with such disposition, in each case as is customary for similar “due diligence” examinations; provided, that such persons shall first agree in writing with the Company that any information that is reasonably and in good faith designated by the Company in writing as confidential at the time of delivery of such information shall be kept confidential by such persons and shall be used solely for the purposes of exercising rights under this Agreement, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to federal securities laws in connection with the filing of the Shelf Registration Statement or the use of any prospectus or Free Writing Prospectus referred to in this Agreement) or (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by any such person, and provided further that the foregoing inspection and information gathering shall, to the greatest extent possible, be coordinated on behalf of all the Holders and the other parties entitled thereto by one legal counsel designated by the Holders of a majority of the then outstanding number of Registrable Shares held by entities affiliated with Fidelity Management & Research Company and BlackRock, Inc. (the “Lead Institutional Investors”) and reasonably acceptable to the Company (a “Holders Counsel”).

(k) The Company shall (i) permit such Holders Counsel to review and comment upon (A) the Shelf Registration Statement at least five (5) Business Days prior to its filing with the Commission and (B) all Free Writing Prospectuses and all amendments and supplements to the Shelf Registration Statement within a reasonable number of days, but in any event not less than two (2) Business Days, prior to their filing with the Commission, and (ii) not file the Shelf Registration Statement or amendment thereof or supplement thereto or any Free Writing Prospectus in a form to which such Holders Counsel reasonably objects. The Company shall furnish to such Holders Counsel, without charge, (x) copies of any correspondence from the Commission or the staff of the Commission to the Company or its representatives relating to the Shelf Registration Statement or any document incorporated by reference therein, (y) promptly after the same is prepared and filed with the Commission, one copy of the Shelf Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by a Holder, and all exhibits thereto; and (z) promptly upon the effectiveness of the Shelf Registration Statement, one copy of the prospectus included in the Shelf Registration Statement and all amendments and supplements thereto. The Company shall reasonably cooperate with such Holders Counsel in performing the Company’s obligations pursuant to this Section 3.

(l) If requested by a Holder, the Company shall as soon as practicable (i) incorporate in a prospectus supplement or post-effective amendment such information as such Holder requests to be included therein relating to the sale and distribution of Registrable Shares, including, without limitation, information with respect to the number of Registrable Shares being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Shares to be sold in such offering; (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any Shelf Registration Statement if reasonably requested by a Holder holding any Registrable Shares.

4. Holder’s Obligations; Lock-Up Agreements.

(a) Shelf Registration Statement. Each Holder agrees that no Holder of Registrable Shares shall be entitled to sell any of such Registrable Shares pursuant to the Shelf Registration Statement or to receive a prospectus relating thereto, unless such Holder has furnished the Company with a Notice and Questionnaire as required pursuant to Section 3(a) hereof (including the information required to be included in such Notice and Questionnaire) and the information set forth in the next sentence, unless the Company in its sole discretion determines to include the Registrable Shares in the Shelf Registration after receiving similar information as would be contained in the Notice and Questionnaire from sources that it deems to be reliable. Each such Holder agrees promptly to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not misleading and any other information regarding such Holder and the distribution of such Registrable Shares as may be required to be disclosed in the Shelf Registration Statement under applicable law or pursuant to Commission comments. Each Holder further agrees not to sell any Registrable Shares pursuant to the Shelf Registration Statement without delivering, or causing to be delivered, the prospectus included in such Shelf Registration Statement to the purchaser thereof (or otherwise delivering such a prospectus in accordance with applicable law).

(b) Full Lock-Up Agreement of the Existing Stockholders.

(i) Subject to Section 4(b)(ii), each Existing Stockholder hereby agrees that, for a period (the “Lock-Up Period”) beginning on the Closing and ending on the earlier of (i) up to 180 days (as requested by the lead underwriter) after the date on which ORC’s shares are listed for trading on a national securities exchange in connection with a firm commitment underwritten public offering with gross proceeds to ORC of at least $40 million, or (ii) the date that is eighteen (18) months following the date of the Closing, such Existing Stockholder shall not, without the prior written consent of Leerink Swann LLC (but only with respect to up to 25% of the Registrable Shares held by such Existing Stockholder) or the Holders of a majority of the then outstanding Registrable Shares held by the Lead Institutional Investors (with respect to any shares greater than 25% of the Registrable Shares held by such Existing Stockholder who requests a waiver), sell, transfer, dispose of, contract to sell, sell any option or contract to purchase, or otherwise transfer or dispose of, directly or indirectly, any of shares of

Common Stock beneficially owned by such Existing Stockholder or any securities convertible into or exercisable or exchangeable therefore (including the shares of ORC common stock issued in the Merger) (collectively, the “Existing Stockholder Restricted Shares”); provided, however, that Section 4(c) and not this Section 4(b) shall apply to any shares of Common Stock held by an Existing Stockholder that were acquired pursuant to the Purchase Agreement. Notwithstanding the foregoing, the Existing Stockholders may exchange the shares of Company capital stock beneficially owned by them for shares of ORC common stock pursuant to the Merger.

(ii) Notwithstanding Section 4(b)(i), and subject to the conditions below, following the Merger, an Existing Stockholder may transfer his, her or its Existing Stockholder Restricted Shares without the prior written consent of Leerink Swann LLC, provided that each donee, trustee, distributee, or transferee, as the case may be (except in the case of clause (E)), signs an Adoption Agreement or other instrument agreeing to the provisions of Section 4(b) hereof:

(A) as a bona fide gift or gifts;

(B) to any immediate family member of the Existing Stockholder or any trust for the direct or indirect benefit of the Existing Stockholder or the immediate family of the Existing Stockholder (for purposes hereof, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin);

(C) by operation of law, including domestic relations orders;

(D) by testate succession or intestate distribution;

(E) as a forfeiture of shares of ORC common stock or other securities solely to ORC in a transaction exempt from Section 16(b) of the Exchange Act in connection with the payment of taxes due upon the exercise of options to purchase ORC common stock or vesting of other securities pursuant to any Company or ORC employee benefit plan;

(F) as a distribution to limited partners, members, stockholders or other securityholders of the Existing Stockholder (or their equivalents under the jurisdiction of organization of the Existing Stockholder) or, if the Existing Stockholder is a trust, to the beneficiaries of the Existing Stockholder; or

(G) to the Existing Stockholder’s affiliates or to any investment fund or other entity controlled or managed by, or under common control or management by, the Existing Stockholder.

Furthermore, during the Lock-Up Period, each Existing Stockholder may (x) sell shares of ORC common stock purchased by the Existing Stockholder on the open market or in connection with any follow-on securities offering by ORC after the Merger (subject to any lock-up agreement that may be entered into in connection with such offering), (y) exercise any stock options granted pursuant to the Company’s or ORC’s equity incentive plans or warrants to purchase ORC common stock, so long as the shares of ORC common stock received upon such exercise shall remain subject to the terms of Section 4(b) of this Agreement, or (z) establish a contract, instruction or plan (a “Rule 10b5-1 Plan”) that complies with the requirements of Rule 10b5-1(c)(1) under the Exchange Act at any time during the Lock-Up Period (provided that, during the Lock-Up Period, the Existing Stockholder shall not transfer any of the ORC common stock or other securities under such Rule 10b5-1 Plan except as provided herein).

(c) Limited Lock-Up Agreement of the Investors. Each Investor hereby agrees that, for a period beginning on the Closing and ending on the earlier of (i) the date following the Closing on which ORC’s shares are first listed for trading on a national securities exchange, or (ii) the date that is eighteen (18) months following the date of the Closing, such Investor, without the prior written consent of the Company (prior to the Merger) or ORC (following the Merger), (x) shall continue to hold at least two hundred (200) shares of Company Common Stock, as adjusted for the number of shares of ORC common stock as are issued in exchange for such shares in the Merger and as appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date of this Agreement (the “Investor Restricted Shares”), and (y) shall not sell, transfer, dispose of, contract to sell, sell any option or contract to purchase, or otherwise transfer or dispose of, directly or indirectly, any of the Investor Restricted Shares beneficially owned by such Investor or any securities convertible into or exercisable or exchangeable for such Investor Restricted Shares. Notwithstanding the foregoing, the Investors may exchange the shares of Common Stock beneficially owned by them for shares of ORC common stock pursuant to the Merger.

(d) Securities Law Compliance. The Holders will not make any transfer or disposition of any of the Registrable Shares except in compliance with the Securities Act or pursuant to an exemption therefrom.

5. Registration Expenses.

(a) All fees and expenses incident to the Company’s performance of and compliance with this Agreement will be borne by the Company, regardless of whether the Shelf Registration Statement is ever filed or becomes effective, including without limitation:

(i) all registration and filing fees and expenses;

(ii) all fees and expenses of compliance with federal securities and state “blue sky” or securities laws;

(iii) all expenses of printing (including, without limitation, printing certificates and prospectuses), messenger and delivery services and telephone;

(iv) all fees and disbursements of counsel for the Company;

(v) all application and filing fees in connection with listing on a national securities exchange or automated quotation system pursuant to the requirements hereof; and

(vi) all fees and disbursements of independent certified public accountants of the Company (including, without limitation, the expenses of any special audit required by or incident to such performance).

The Company will bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any person, including special experts, retained by the Company.

(b) In connection with the filing of the Shelf Registration Statement, the Company will reimburse the Holders of Registrable Shares who are reselling Registrable Shares pursuant to the “Plan of Distribution” contained in the Shelf Registration Statement for the reasonable fees and disbursements of not more than one (1) Holders Counsel, such amount not to exceed $25,000.

6. Indemnification.

(a) The Company agrees to indemnify and hold harmless each Holder of the Registrable Shares included within the coverage of the Shelf Registration Statement, the directors, officers, employees, Affiliates and agents of each such Holder and each person who controls any such Holder within the meaning of the Securities Act or the Exchange Act (collectively, the “Holder Indemnified Parties”) from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof to which each Holder Indemnified Party may become subject under the Securities Act or the Exchange Act, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or in any amendment thereof, in each case at the time such became effective under the Securities Act, or in any Disclosure Package, prospectus or in any amendment thereof or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Disclosure Package or any prospectus, in the light of the circumstances under which they were made) not misleading, and shall reimburse, as incurred, the Holder Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in the Shelf Registration Statement, the Disclosure Package, any prospectus or in any amendment thereof or supplement thereto in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder Indemnified Party specifically for inclusion therein; provided further, however, that the

Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Disclosure Package, where (i) such statement or omission had been eliminated or remedied in any subsequently filed amended prospectus, prospectus supplement or Free Writing Prospectus (the Disclosure Package, together with such updated documents, the “Updated Disclosure Package”), the filing of which the applicable Holder had been notified in accordance with the terms of this Agreement, (ii) such Updated Disclosure Package was available at the time the Holder sold Registrable Shares under the Shelf Registration Statement, (iii) such Updated Disclosure Package was not furnished by the Holder to the person or entity asserting the loss, liability, claim, damage or liability at or prior to the time such furnishing is required by the Securities Act and (iv) the Updated Disclosure Package would have cured the defect giving rise to such loss, liability, claim, damage or action; and provided further, however, that this indemnity agreement will be in addition to any liability that the Company may otherwise have to such Holder Indemnified Party. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Holder Indemnified Parties and shall survive the transfer of the Registrable Shares by any Holder.

(b) Each Holder of the Registrable Shares covered by the Shelf Registration Statement severally, and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Shelf Registration Statement, as well as any officers, employees, Affiliates and agents of the Company, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (a “Company Indemnified Party”) from and against any losses, claims, damages or liabilities or any actions in respect thereof, to which a Company Indemnified Party may become subject under the Securities Act or the Exchange Act, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or in any amendment thereof, in each case at the time such became effective under the Securities Act, or in any Disclosure Package, prospectus or in any amendment thereof or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Disclosure Package or any prospectus, in the light of the circumstances under which they were made) not misleading, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein; and, subject to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, the Company Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability that such Holder may otherwise have to the Company Indemnified Parties. Notwithstanding any other provision of this Section 6(b), no Holder shall be required to indemnify or hold harmless any Company Indemnified Party in an amount in excess of the amount by which the net proceeds received by such Holder from the sale of the Registrable Shares pursuant to the Shelf

Registration Statement exceeds the amount of damages that such Holder has otherwise been required to pay by reason of such untrue statement or omission.

(c) Promptly after receipt by a Holder Indemnified Party or a Company Indemnified Party (each, an “Indemnified Party”) of notice of the commencement of any action or proceeding (including a governmental investigation), such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve the indemnifying party from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and the indemnifying party has been materially prejudiced by such failure. In case any such action is brought against any Indemnified Party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party (who shall not, except with the consent of the Indemnified Party, be counsel to the indemnifying party), and after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof the indemnifying party will not be liable to such Indemnified Party under this Section 6 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such Indemnified Party in connection with the defense thereof; provided, however, if such Indemnified Party shall have been advised by counsel that there are one or more defenses available to it that are in conflict with those available to the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the Indemnified Party), the reasonable fees and expenses of such Indemnified Party’s counsel shall be borne by the indemnifying party. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (together with appropriate local counsel) at any time for any Indemnified Party in connection with any one action or separate but substantially similar or related actions arising in the same jurisdiction out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the Indemnified Party (not to be unreasonably withheld or delayed), effect any settlement of any pending or threatened action in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party unless such settlement (i) includes an unconditional release of such Indemnified Party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

(d) If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an Indemnified Party under subsections (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (a) or (b) above in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and the Indemnified Party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Holder or Holder Indemnified Party, as the case may be, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any action or claim that is the subject of this subsection (d). The parties agree that it would not be just and equitable if contributions were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding any other provision of this Section 6(d), no Holder shall be required to contribute any amount in excess of the amount by which the net proceeds received by such Holder from the sale of the Registrable Shares pursuant to the Shelf Registration Statement exceeds the amount of damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The agreements contained in this Section 6 shall survive the sale of the Registrable Shares pursuant to the Shelf Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any Indemnified Party.

7. Information Requirements. The Company covenants that, if at any time before the end of the applicable Shelf Registration Period, the Company is not subject to the reporting requirements of the Exchange Act, it will take such further action as may be required from time to time to enable the Holders to sell Registrable Shares without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A (including the requirements of Rule 144A(d)(4)) under the Securities Act. Upon the request of any Holder of Registrable Shares, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.

8. Miscellaneous.

(a) Recapitalizations, Exchanges, Etc. The provisions of this Agreement shall apply to the full extent set forth herein with respect to (i) the Registrable Shares, (ii) any and all securities of the Company into which the Registrable Shares are converted, exchanged or substituted in any recapitalization or other capital reorganization by the Company and (iii) any and all equity securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in conversion of, in exchange for or in substitution of, the shares of Registrable Shares and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof. The Company shall cause any successor or assign (whether by merger, consolidation, sale of assets or otherwise) to assume this Agreement or enter into a new registration rights agreement with the Holders on terms substantially the same as this Agreement as a condition of any such transaction.

(b) No Inconsistent Agreements. The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company’s securities under any agreement in effect on the date hereof. Prior to the expiration of the Shelf Registration Period, without the consent of Holders of a majority of the then outstanding Registrable Shares held by the Lead Institutional Investors, provided that the Lead Institutional Investors continue to own 10% of the shares of Common Stock purchased pursuant to the Purchase Agreement (as adjusted for stock splits, reorganizations and similar transactions), the Company shall not enter into any agreement with any holder or prospective holder of securities of the Company that provides for demand or piggy-back registration rights that are senior to those held by the Investors pursuant to this Agreement, provided, however, that, for the avoidance of doubt, no consent shall be needed for the Company to grant shelf registration rights akin to those provided for in Section 1 hereof to investors in a future PIPE transaction that closes on the earlier of (i) the date upon which a Shelf Registration Statement is effective that includes all of the Registrable Shares issued pursuant to the Purchase Agreement and (ii) six months from the date of this Agreement.

(c) Interpretation. Article, Section and Annex references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including, without limitation.”

(d) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except by the written consent of the Company, the Holders of a majority in number of then outstanding Registrable Shares, and the Holders of a majority of the then outstanding Registrable Shares held by the Lead Institutional Investors; provided, however, that any amendment, modification or waiver of this Agreement that applies only to Investors may be obtained with the written consent of the Company, the Holders holding a majority of then outstanding Registrable Shares that were issued pursuant to the Purchase Agreement and the Holders of a majority of the then outstanding Registrable Shares held by the Lead Institutional Investors, and any amendment, modification or waiver of this Agreement that applies only to Existing Stockholders may be obtained with the written consent of the Company and the Holders holding a majority of then outstanding Registrable Shares that were Outstanding Capital Stock; and provided further, that notwithstanding the foregoing, any amendment or modification of or supplement to this Agreement which would materially and adversely affect any Investor in a manner that is disproportionate to the other Investors will be binding upon and enforceable against such Investor only with its prior written consent. Each Holder of Registrable Shares outstanding at the time of any such amendment, modification, supplement, waiver or consent or thereafter shall be bound by any such amendment, modification, supplement, waiver or consent effected pursuant to this Section 8(d), whether or not any notice, writing or marking indicating such amendment, modification, supplement, waiver or consent appears on the Registrable Shares. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise. A copy of each amendment, modification or supplement to this Agreement shall be delivered by the Company to each Holder within five (5) Business Days of its effectiveness; provided that no Holder will be bound by such amendment until a copy of such amendment has been given to such Holder in accordance with

Section 8(e) below. No amendment, modification or supplement to this Agreement shall be binding on any Holder until such Holder shall have received written notice of the adoption thereof in accordance with this Section 8(d).

(e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing and shall be given by registered or certified mail, return receipt requested, telecopy, air courier guaranteeing overnight delivery or personal delivery to the following addresses:

(i) if to the Company (or to ORC after the Closing of the Merger), at its address as follows:

Intra-Cellular Therapies, Inc.

3960 Broadway

New York, New York 10032

Attention: Sharon Mates, Chairman and Chief Executive Officer

Telecopier: (212) 923-3388

E-mail: sharon@intracellulartherapies.com

with a copy to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, Massachusetts 02111

Attention: William C. Hicks, Esq.

Telecopier: (617) 542-2241

E-mail: WCHicks@mintz.com

(ii) if to a Holder, at the most current address shown for such Holder in the records of the Company;

or to such other address as the Company or such Holder may designate in writing. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon actual receipt if sent by certified mail, return receipt requested, or regular mail, if mailed; when receipt acknowledged, if sent via facsimile; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

(f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto as hereinafter provided. The rights of the Holders contained in this Agreement shall be automatically transferred to the transferee of any Registrable Shares, provided, that (i) such transfer consists of at least 100,000 Registrable Shares (or, with respect to any Holder who initially held at least 100,000 Registrable Shares, such lesser number of shares as then held by such Holder); (ii) such transferee agrees to become a party to this Agreement and be fully bound by, and subject to, all of the terms and conditions of this Agreement as though an original party hereto by signing an Adoption Agreement in the form attached hereto as Exhibit A; (iii) immediately following such transfer the further disposition of such securities by the transferee is restricted under the Securities Act or applicable state securities laws if so required; and (iv) such transfer shall have been conducted in accordance with all applicable federal and state securities laws. All of the obligations of the Company hereunder shall survive any such transfer.

Neither this Agreement nor any of the rights or duties of the Company set forth herein shall be assigned by the Company, in whole or in part, without having first received the written consent of the Holders of a majority of the then outstanding Registrable Shares and the Holders of a majority of the then outstanding Registrable Shares held by the Lead Institutional Investors. Notwithstanding the foregoing, upon the consummation of the Merger and with respect to all times following the consummation of the Merger, (i) the Company shall, and hereby does, irrevocably assign all of its rights, duties and obligations under this Agreement to ORC and (ii) ORC, by executing this Agreement as an anticipated successor and assign to the Company, does hereby irrevocably assume, effective upon the consummation of the Merger, all of the Company’s rights, duties and obligations under this Agreement, including the Company’s obligation to register the Registrable Shares (the “ORC Assignment”). All parties to this Agreement hereby consent to the assignment and assumption contemplated between the Company and ORC set forth in this paragraph. Further to and not in derogation of the foregoing, following the consummation of the Merger, those shares of the common stock, par value $0.001 per share, of ORC (“ORC Stock”) issued to Stockholders in connection with the Merger shall constitute Registrable Shares for all purposes hereunder. For the avoidance of doubt and by way of example, the Company, the Investors and ORC acknowledge and agree that, as a result of the ORC Assignment, (y) the obligation to file and keep effective the Shelf Registration Statement shall be assumed and undertaken by

ORC, and (z) the covenants regarding registration rights and indemnification of the Stockholders set forth herein shall be binding on ORC.

(g) Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterpart, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same agreement.

(h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

(j) Submission to Jurisdiction. The parties to this Agreement (i) irrevocably submit to the exclusive jurisdiction of any state or federal courts located in New York County, New York in connection with any disputes arising out of or relating to this Agreement and (ii) waive any claim of improper venue or any claim that those courts are an inconvenient forum. The parties to this Agreement agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8(e) or in such other manner as may be permitted by applicable laws, shall be valid and sufficient service thereof.

(k) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by virtue of any applicable law, or due to any public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby are fulfilled to the extent possible.

(l) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein, superseding all prior agreements and understandings among the parties with respect to such subject matter.

(m) Further Assurances. Each of the parties shall execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

(n) Termination. This Agreement and the obligations of the parties hereunder shall terminate upon the end of the Shelf Registration Period, except that the obligations arising under Sections 5, 6 and 8 shall remain in effect in accordance with their terms.

(o) Securities Held by the Company. Whenever the consent or approval of Holders of a specified number of Registrable Shares is required hereunder, shares of Common Stock held by the Company or its subsidiaries shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(p) Independent Nature of Obligations. The obligations of each Investor under this Agreement are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under this Agreement. The failure or waiver of performance under this Agreement by any Investor shall not excuse performance by any other Investor. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

(q) Definitions. The following terms shall have the following meanings:

“Affiliate” means, with respect to any specified person, an “affiliate,” as defined in Rule 144(a)(1) of the Securities Act, of such person.

“Agreement” shall have the meaning set forth in the recitals hereto.

“Blackout Period” shall have the meaning set forth in Section 1(d).

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which banks in the State of New York are required or authorized to close.

“Closing” shall have the meaning set forth in the recitals hereto.

“Commission” shall have the meaning set forth in Section 1(a).

“Common Stock” shall have the meaning set forth in the recitals hereto.

“Company” shall have the meaning set forth in the recitals hereto.

“Company Indemnified Party” shall have the meaning set forth in Section 6(b).

“Deferral Notice” shall have the meaning set forth in Section 3(h)(C).

“Deferral Period” shall have the meaning set forth in Section 3(h).

“Demand Notice” shall have the meaning set forth in Section 2(a)(i).

“Disclosure Package” means, with respect to any offering of securities, (i) the preliminary prospectus, (ii) each Free Writing Prospectus and (iii) all other information, in each case, that is deemed, under Rule 159 promulgated under the Securities Act, to have been conveyed to purchasers of securities at the time of sale of such securities (including, without limitation, a contract of sale).

“Effectiveness Deadline” shall mean the date that is 150 days after the date of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Act Report” shall have the meaning set forth in Section 3(h).

“Existing Stockholder” shall have the meaning set forth in the recitals hereto.

“Existing Stockholder Restricted Shares” shall have the meaning set forth in Section 4(b)(i).

“Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan or (ii) a registration relating to an SEC Rule 145 transaction.

“Filing Deadline” shall mean the date that is 45 days after the date of this Agreement.

“Free Writing Prospectus” means any “free writing prospectus” as defined in Rule 405 promulgated under the Securities Act.

“Holder” means a holder of record of Registrable Shares.

“Holder Indemnified Party” shall have the meaning set forth in Section 6(a).

“Holders Counsel” shall have the meaning set forth in Section 3(j).

“Indemnified Party” shall have the meaning set forth in Section 6(c).

“Initiating Holders” shall have the meaning set forth in Section 2(a)(i).

“Investor” shall have the meaning set forth in the recitals hereto.

“Investor Restricted Shares” shall have the meaning set forth in Section 4(c).

“Lead Institutional Investors” shall have the meaning set forth in Section 3(j).

“Lock-Up Period” shall have the meaning set forth in Section 4(b)(i).

“Material Event” shall have the meaning set forth in Section 3(h).

“Merger” means that transaction contemplated by the Agreement and Plan of Merger with ORC, and ITI, Inc., a Delaware corporation and wholly-owned subsidiary of

ORC (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company, with the Company remaining as the surviving corporation.

“Notice and Questionnaire” shall have the meaning set forth in Section 3(a).

“Outstanding Capital Stock” means each share of capital stock of the Company outstanding immediately prior to the closing of the transactions contemplated by the Purchase Agreement.

“ORC” shall have the meaning set forth in the recitals hereto.

“ORC Assignment” shall have the meaning set forth in Section 8(f).

“ORC Stock” shall have the meaning set forth in Section 8(f).

“Permissible Deferral Period” shall have the meaning set forth in Section 1(d).

“Person” means any individual, partnership, joint-stock company, corporation, limited liability company, trust or unincorporated organization, and a government or agency or political subdivision thereof.

“Purchase Agreement” shall have the meaning set forth in the recitals hereto.

“Registrable Shares” means (A) each share of Common Stock acquired by the Investors pursuant to the Purchase Agreement, (B) each share of Outstanding Capital Stock held by the Existing Stockholders, and (C) any stock of the Company or ORC issued as a dividend or other distribution with respect to or in exchange for, the capital stock referred to in clauses (A) and (B) above (including, but not limited to, shares ORC Stock issued in exchange of such shares in the Merger); until the date on which all of the Registrable Shares then owned by such Holder have been effectively registered under the Securities Act and disposed of in accordance with such registration statement.

“Rule 10b5-1 Plan” shall have the meaning set forth in Section 4(b)(ii).

“Rule 415 Limitation” shall have the meaning set forth in Section 1(a).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shelf Registration” shall have the meaning set forth in Section 1(a).

“Shelf Registration Period” shall have the meaning set forth in Section 1(b).

“Shelf Registration Statement” shall have the meaning set forth in Section 1(a).

“Stockholder” shall have the meaning set forth in the recitals hereto.

“Subsequent Shelf Limitation” shall have the meaning set forth in Section 1(a).

“Updated Disclosure Package” shall have the meaning set forth in Section 6(a).

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE CORPORATION: INTRA-CELLULAR THERAPIES, INC.

By:	/s/ Sharon Mates, Ph.D.
Name:	Sharon Mates, Ph.D.
Title:	Chairman, President and Chief Executive Officer

As an anticipated successor and assign to the Corporation under Section 8 hereof: ONEIDA RESOURCES CORP.

By:	/s/ Samir N. Masri
Name: Title:	Samir N. Masri President and Chief Executive Officer

INVESTORS:

[Signature Pages Attached]

[Signature Page to Registration Rights Agreement]